                                                            EXHIBIT 21



                            TOWER PROPERTIES COMPANY

                            LISTING OF SUBSIDIARIES


                                                            Percentage
                      Subsidiary                            Ownership
                      ----------                            ---------
            Downtown Redevelopment Corporation                 98%
